UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

FREEPORT-McMoRan COPPER & GOLD INC.

Delaware	1-9916	74-2480931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana 70112

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

FM Services Company (FM Services), a wholly owned subsidiary of Freeport-McMoRan Copper & Gold Inc. (FCX), entered into a supplemental consulting agreement with B. M. Rankin, Jr. This supplemental agreement renews the consulting agreement previously entered into with Mr. Rankin for an additional one-year period beginning January 1, 2005, and ending December 31, 2005. All terms and conditions of Mr. Rankin’s original consulting agreement remain unchanged. Mr. Rankin is a director of FCX.

FM Services also entered into a supplemental agreement with J. Bennett Johnston, Jr. Under this supplemental agreement, Mr. Johnston will receive an additional $50,000 of consulting fees for services rendered in connection with a project for McMoRan Exploration Co. (MMR) and an additional $50,000 upon successful completion of the project. MMR is a party to a services agreement with FM Services, pursuant to which MMR will reimburse FM Services for the consulting fees paid to Mr. Johnston relating to MMR’s project. Under the services agreement, FM Services provides MMR with executive, technical, administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement. Mr. Johnston is a director of FCX.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: January 24, 2005